Align Technology Announces Second Quarter 2014 Results

-- Record revenues of $192.5 million, up 17.5% year-over-year

-- Clear aligner revenues up 17.2% and Scanner and Service revenues up 21.6% year-over-year

-- Operating margins of 25.3%, compared to 23.1% in Q2 a year-ago

-- Earnings per diluted share (EPS) of $0.43, compared to $0.36 in Q2 a year-ago

SAN JOSE, Calif., July 24, 2014 /PRNewswire/ -- Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the second quarter ended June 30, 2014.

Total revenues for the second quarter of 2014 (Q2'14) were a record $192.5 million, a 17.5% increase year-over-year. Clear aligner case shipments in Q2'14 were 119.3 thousand, a 12.4% increase year-over-year. Net profit for Q2'14 was $35.6 million, or $0.43 per diluted share, an increase of 21.4% year-over-year from $29.3 million, or $0.36 per diluted share for Q2'13.

"Our second quarter results were good and we're pleased to get the important summer Teen season off to a solid start," said Thomas M. Prescott, Align president and CEO. "Record revenues, which increased 17.5% year-over-year, were driven by increased Invisalign volume across North America, EMEA and the Asia Pacific regions, as well as higher Invisalign ASPs. We also had a record quarter for scanner and services revenues with unit volume up over 50% year-over-year."

Summary Financial Comparisons
(In millions except for shipments and per share amounts)

	Q2'14	Q1'14	Q2'13		Q/Q	Y/Y
GAAP
Clear Aligner Shipments	119,300	112,180	106,135		+6.3%	+12.4%
Net Revenues	$192.5	$180.6	$163.8		+6.6%	+17.5%
Clear Aligner	$179.7	$168.2	$153.3	[1]	+6.8%	+17.2%
Scanner and Services	$12.8	$12.4	$10.5		+3.1%	+21.6%
Net Profit	$35.6	$32.4	$29.3		+9.7%	+21.4%
Earnings Per Share	$0.43	$0.39	$0.36		+$0.04	+$0.07

Notes:

(1)	Q2'13 clear aligner revenue includes a $1.2 million decrease in revenue due to the change in our mid-course correction policy effective June 15, 2013.

As of June 30, 2014, Align had $502.7 million in cash, cash equivalents and short-term and long-term marketable securities compared to $472.0 million as of December 31, 2013. During Q2'14, we paid $70 million under an accelerated stock repurchase plan ("ASR") in which we received an initial delivery of approximately 997,000 shares of its common stock. The final number of shares repurchased will be determined at completion of the ASR based on Align's volume-weighted average stock price during the term of the ASR, less an agreed upon discount. The ASR is expected to be completed by July 29, 2014. There remains approximately $230 million available for repurchases under the existing stock repurchase authorization, of which $30 million is expected to be used for repurchases over the next nine months.

We also announced today the appointment of Simon Beard as vice president and managing director of Europe, Middle East and Africa (EMEA) effective November 3, 2014 reporting directly to Raphael Pascaud, vice president, international. Mr. Beard assumes the position vacated by Mr. Pascaud in January, 2014. He is currently regional director for Smith & Nephew's South East Asia business. Mr. Beard has an extensive background in the medical industry where he has held multiple commercial, strategic, and general management positions in companies such as DePuy, Johnson & Johnson, Sankyo and Sanofi Aventis.

In addition, we announced further expansion in the EMEA region with 14 additional European countries moving from distributor coverage to our direct sales organization beginning in Q3 14. These new countries include; Faroe Islands, Albania, Kosovo, Poland, Czech Republic, Slovakia, Hungary, Slovenia, Croatia, Bosnia & Herzegovina, Serbia, Romania, Bulgaria, and Macedonia. As with the Q1'14 integration of 11 countries, we do not expect a material impact from these countries for some time. In the near term we will leverage our existing infrastructure in adjacent country markets as we build local sales organizations to drive long-term market penetration.

Q3 Fiscal 2014 Business Outlook

For the third quarter of 2014 (Q3'14), Align provides the following guidance:

  Clear aligner case shipments in a range of 118.1 thousand to 120.5 thousand.
  Net revenues in a range of $186.3 million to $190.2 million, which reflects a year-over-year increase of 13.2% to 15.6%.
  EPS in a range of $0.41 to $0.44.

Align Web Cast and Conference Call

Align Technology will host a conference call today, July 24, 2014 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter 2014 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13585899 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on July 31, 2014.

About Align Technology, Inc.

Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Visit www.aligntech.com for more information.

For additional information about Invisalign or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about iTero, please visit www.itero.com.

About Non-GAAP Financial Measures

While there are no non-GAAP adjustments to the three months ended June 30, 2014 we may use from time to time the following non-GAAP financial measures to supplement our consolidated financial statements: non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, impairment of goodwill, impairment of long-lived assets, and any related income tax adjustments. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, on-going and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent, or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the six months ended June 30, 2013 and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" included at the end of this release.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the third quarter of 2014, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, case shipments, additional common stock repurchases and cash, cash equivalents and short-term and long-term investments. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net revenues	$192,531	$163,828	$373,177	$317,408

Cost of revenues	47,055	40,137	90,450	80,868

Gross profit	145,476	123,691	282,727	236,540

Operating expenses:
Sales and marketing	56,386	47,847	109,274	90,128
General and administrative	27,069	27,027	56,248	57,375
Research and development	13,289	10,916	26,669	22,198
Impairment of goodwill	-	-	-	40,693
Impairment of long-lived assets	-	-	-	26,320
Total operating expenses	96,744	85,790	192,191	236,714

Operating profit (loss)	48,732	37,901	90,536	(174)

Interest and other income (expense), net	(93)	(335)	508	(1,323)

Profit (loss) before income taxes	48,639	37,566	91,044	(1,497)

Provision for income taxes	13,039	8,246	23,000	11,166

Net profit (loss)	$ 35,600	$ 29,320	$ 68,044	$ (12,663)

Net profit (loss) per share
- basic	$ 0.44	$ 0.36	$ 0.84	$ (0.16)
- diluted	$ 0.43	$ 0.36	$ 0.82	$ (0.16)

Shares used in computing net profit (loss) per share
- basic	81,027	80,576	81,073	80,909
- diluted	82,341	82,149	82,651	80,909

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$167,471	$ 242,953
Marketable securities, short-term	198,059	127,040
Accounts receivable, net	131,028	113,250
Inventories	13,115	13,968
Prepaid expenses and other current assets	44,839	47,465
Total current assets	554,512	544,676

Marketable securities, long-term	137,148	101,978
Property, plant and equipment, net	81,312	75,743
Goodwill and intangible assets, net	83,795	85,362
Deferred tax assets	20,456	15,766
Other assets	8,210	8,622

Total assets	$885,433	$ 832,147

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 20,939	$ 17,718
Accrued liabilities	81,049	80,345
Deferred revenues	85,125	77,275
Total current liabilities	187,113	175,338

Other long term liabilities	22,524	22,839

Total liabilities	209,637	198,177

Total stockholders' equity	675,796	633,970

Total liabilities and stockholders' equity	$885,433	$ 832,147

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)	Six Months Ended
	June 30, 2014	June 30, 2013

GAAP Operating expenses	$ 192,191	$ 236,714
Impairment of goodwill (1)	-	(40,693)
Impairment of long-lived assets (2)	-	(26,320)
Non-GAAP Operating expenses	$ 192,191	$ 169,701

Reconciliation of GAAP to Non-GAAP Operating Profit (Loss)
(in thousands)	Six Months Ended
	June 30, 2014	June 30, 2013

GAAP Operating profit (loss)	$ 90,536	$ (174)
Impairment of goodwill (1)	-	40,693
Impairment of long-lived assets (2)	-	26,320
Non-GAAP Operating profit	$ 90,536	$ 66,839

Reconciliation of GAAP to Non-GAAP Net Profit (Loss)
(in thousands, except per share amounts)	Six Months Ended
	June 30, 2014	June 30, 2013

GAAP Net profit (loss)	$ 68,044	$ (12,663)
Impairment of goodwill (1)	-	40,693
Impairment of long-lived assets (2)	-	26,320
Income tax-related adjustments (3)	-	(3,788)
Non-GAAP Net profit	$ 68,044	$ 50,562

Diluted Net profit (loss) per share:
GAAP	$ 0.82	$ (0.16)
Non-GAAP	$ 0.82	$ 0.61

Shares used in computing diluted GAAP Net profit (loss) per share	82,651	80,909
Shares used in computing diluted Non-GAAP Net profit per share (4)	82,651	82,717

Notes:

There were no Non-GAAP adjustments for the three months ended June 30, 2014 or 2013.

(1) Impairment of goodwill. These costs represent non-cash write-downs of our goodwill generally related to negative trends in market and economic conditions, termination of relationships with distributors, or the increase in competitive environment related to our Scanner and Services reporting unit. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(2) Impairment of long-lived assets. These costs represent non-cash write-downs of our long-lived assets generally related to the increase in competitive environment related to our Scanner and Services reporting unit. As a result of these conditions, we have assessed that our asset group within the reporting unit was not recoverable and, therefore, recorded an impairment charge. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(3) Income tax-related adjustments. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for discrete tax items and items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

(4) Shares used in computing diluted Non-GAAP Net profit per share. As we had a net loss for the six months ended June 30, 2013 but have a net profit on a Non-GAAP basis, the shares used in computing diluted Non-GAAP Net profit per share has been adjusted from GAAP to include the dilutive effect of potential common stock.

ALIGN TECHNOLOGY, INC.
Q2 2014 FINANCIAL AND BUSINESS METRICS
(in thousands except utilization and doctors trained)

	Q1	Q2	Q3	Q4	FISCAL	Q1	Q2
	2013	2013	2013	2013	2013	2014	2014
Invisalign Clear Aligner Net Revenues by Geography:
North America	$ 97,045	$ 102,217	$ 103,888	$ 105,059	$ 408,209	$ 107,910	$ 111,648
International	31,818	40,320	38,983	50,595	161,716	49,848	55,988
Non-case*	12,709	10,766	10,679	10,570	44,724	10,481	12,099
Total Clear Aligner Net Revenues	$ 141,572	$ 153,303	$ 153,550	$ 166,224	$ 614,649	$ 168,239	$ 179,735
YoY % growth	14.8%	14.7%	21.2%	25.1%	19.0%	18.8%	17.2%
QoQ % growth	6.6%	8.3%	0.2%	8.3%		1.2%	6.8%
*includes Invisalign training, ancillary products, and retainers
Invisalign Clear Aligner Net Revenues by Product:
Invisalign Full Products	$ 112,780	$ 123,379	$ 125,169	$ 136,179	$ 497,507	$ 138,133	$ 147,158
Invisalign Express Products	16,083	19,158	17,702	19,475	72,418	19,625	20,478
Non-case*	12,709	10,766	10,679	10,570	44,724	10,481	12,099
Total Clear Aligner Net Revenues	$ 141,572	$ 153,303	$ 153,550	$ 166,224	$ 614,649	$ 168,239	$ 179,735

Average Invisalign Selling Price (ASP):
Worldwide ASP(1)	$1,315	$1,345	$1,335	$1,400	$1,350	$1,405	$1,405
Worldwide ASP, adjusted (2)	$1,340	$1,355	$1,335	$1,400	$1,360	$1,405	$1,405
International ASP	$1,355	$1,480	$1,455	$1,630	$1,490	$1,620	$1,625
(1) Invisalign case net revenues / Invisalign case shipments
(2) Adjusted for one-time adjustments (eg. Q1'13 and Q2'13 grandfathered mid-course correction deferrals)

Invisalign Clear Aligner Cases Shipped by Geography:
North America	74,730	78,865	80,130	80,120	313,845	81,420	84,850
International	23,445	27,270	26,770	31,010	108,495	30,760	34,450
Total Cases Shipped	98,175	106,135	106,900	111,130	422,340	112,180	119,300

Invisalign Clear Aligner Cases Shipped by Product:
Invisalign Full Products	79,235	84,850	87,670	91,605	343,360	92,335	98,565
Invisalign Express Products	18,940	21,285	19,230	19,525	78,980	19,845	20,735
Total Cases Shipped	98,175	106,135	106,900	111,130	422,340	112,180	119,300

Number of Invisalign Doctors Cases Shipped To:
North America	17,280	18,070	18,140	18,495	27,330	19,015	19,505
International	5,840	6,355	6,510	6,925	10,800	7,185	7,685
Total Doctors Cases Shipped To	23,120	24,425	24,650	25,420	38,130	26,200	27,190

Invisalign Doctor Utilization Rates*:
North America	4.3	4.4	4.4	4.3	11.5	4.3	4.4
North American Orthodontists	8.0	8.0	8.4	8.0	26.4	8.1	8.4
North American GP Dentists	2.9	3.0	2.9	3.0	7.3	2.9	2.9
International	4.0	4.3	4.1	4.5	10.0	4.3	4.5
Total Utilization Rates	4.3	4.4	4.3	4.4	11.1	4.3	4.4
* # of cases shipped/# of doctors to whom cases were shipped
Number of Invisalign Doctors Trained:
North America	755	1,130	795	1,460	4,140	630	920
International	970	1,020	875	1,060	3,925	1255	1,380
Total Doctors Trained Worldwide	1,725	2,150	1,670	2,520	8,065	1,885	2,300
Total to Date Worldwide	78,220	80,370	82,040	84,560	84,560	86,445	88,745

Scanner and Services Net Revenues:
North America Scanner and Services	$ 11,952	$ 10,454	$ 10,875	$ 11,980	$ 45,261	$ 12,313	$ 12,698
International Scanner and Services	56	71	81	88	296	94	98
Total Scanner and Net Revenues	$ 12,008	$ 10,525	$ 10,956	$ 12,068	$ 45,557	$ 12,407	$ 12,796

Total Net Revenues by Geography:
Total North America Net Revenues	$ 108,997	$ 112,671	$ 114,763	$ 117,039	$ 453,470	$ 120,223	$ 124,346
Total International Net Revenues	31,874	40,391	39,064	50,683	162,012	49,942	56,086
Total Non-case Net Revenues	12,709	10,766	10,679	10,570	44,724	10,481	12,099
Total Worldwide Net Revenues	$ 153,580	$ 163,828	$ 164,506	$ 178,292	$ 660,206	$ 180,646	$ 192,531
YoY % growth	13.7%	12.5%	20.5%	24.8%	17.9%	17.6%	17.5%
QoQ % growth	7.5%	6.7%	0.4%	8.4%		1.3%	6.6%

Stock-based Compensation (SBC)
SBC included in Gross Profit	$ 600	$ 600	$ 700	$ 700	$ 2,600	$ 800	$ 940
SBC included in Operating Expenses	5,800	6,700	6,900	4,500	23,900	8,300	9,370
Total SBC Expense	$ 6,400	$ 7,300	$ 7,600	$ 5,200	$ 26,500	$ 9,100	$ 10,310

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict.  Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided.  Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

Q3'14 Guidance

GAAP

Net Revenues	$186.3 - $190.2

Gross Margin	75.1% - 75.6%

Operating Expenses	$96.7 - $97.4

Operating Margin	23.2% - 24.3%

Net Income per Diluted Share	$0.41 - $0.44

Business Metrics:	Q3'14

Case Shipments	118.1K - 120.5K
Cash, Cash Equivalents, and Marketable Securities	$525M - $535M
Capital Expenditure	$15.0M - $17.0M
Depreciation & Amortization	$4.5M - $5.0M
Diluted Shares Outstanding	82.1M
Stock Based Compensation Expense	$11.3M
Tax Rate	23.0%

Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 261-7803
sstacy@aligntech.com	align@ethoscommunication.com